EXHIBIT 22

                                JLG INDUSTRIES, INC.
                              LISTING OF SUBSIDIARIES
                                   JULY 31, 1994


                                                            Percentage of
                                     Jurisdiction of        Voting Securities
   Subsidiary                         Incorporation         Owned by Registrant

JLG Equipment Services, Inc.           Pennsylvania                 100

Fulton International Sales
  Corporation                         Virgin Islands                100

Fulton International, Inc                Delaware                   100

Zontess Pty. Limited                    Australia                   100

JLG Industries (United Kingdom) Ltd.  United Kingdom                100

U.S. Truck Cranes, Inc.                Pennsylvania                 100

JLG Industries (Florida), Inc.           Florida                    100

JLG Industries Sarl                      France                     100

USTC Indiana, Inc.                       Indiana                    100

JLG Holdings, Inc.                       Maryland                   100

Fulton Industries, Inc.                Pennsylvania                 100

The financial statements of the above listed subsidiaries are included in the Company's Consolidated Financial Statements incorporated herein by reference.